UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2022

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ROGUE ONE, INC.

(Exact name of registrant as specified in its charter)

Nevada	00-24723	88-0393257
(State or other jurisdiction of Incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1203 K Street, N.W., Suite 454

Washington, DC 20005

(Address of Principal Executive Office)

(405) 923-1254

Registrant's telephone number including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e-4(c)).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

REFERENCES

In this Current Report, references to “Rogue One,” the “Company,” “we,” “our,” “us” and words of similar import refer to Rogue One, Inc., the Registrant.

FORWARD-LOOKING STATEMENTS

This Current Report contains certain forward-looking statements, and for this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “continue” or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within our control. These factors include, among others, but are not limited to:

●	the success of our existing and new products;

●	our ability to successfully develop and expand our operations;

●	changes in economic conditions, including continuing effects from the COVID-19 pandemic;

●	damage to our reputation or lack of acceptance of our brands;

●	economic and other trends and developments, including adverse weather conditions, in those local or regional areas in which our operations are concentrated;

●	increases in our labor costs, including as a result of changes in government regulation;

●	labor shortages or increased labor costs;

●	increasing competition in the alcoholic beverage industry in general;

●	changes in attitudes or negative publicity regarding our business;

●	the success of our marketing programs;

●	potential fluctuations in our quarterly operating results due to new products and other factors;

●	the effect on existing products of focusing on other products in the same markets;

●	the expertise of our management team;

●	strain on our infrastructure and resources caused by our growth; and

●	the impact of federal, state or local government regulations relating to the alcoholic beverage industry.

We believe that it is important to communicate our future expectations to investors and shareholders. However, there may be events in the future that we are not able to accurately predict or control, including uncertainties and events that may cause our actual results to differ materially from the expectations we have described in our forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements should be considered in light of our reports and registration statements filed in the Edgar Archives of the United States Securities and Exchange Commission.

Item 8.01 Other Events.

On February 1, 2022, Rogue One filed Restated Articles of Incorporation (the “Restated Articles”) with the Nevada Secretary of State. The Restated Articles reflect the prior removal of the Certificates of Designation of our Series B Preferred Stock and our Series C Preferred Stock on January 21, 2022, following the unanimous written consent of our Board of Directors. As of that date, no shares either series of preferred stock were issued or outstanding.

A copy of the Restated Articles is attached hereto as Exhibit 3 and is incorporated herein by reference. The foregoing description of the Restated Articles does not purport to be complete and is qualified in its entirety by reference to the exhibit hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

3	Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGUE ONE, INC.

Date: February 3, 2022	By:	/s/ Joe E. Poe, Jr.
	Name:	Joe E. Poe, Jr.
	Title:	Chief Executive Officer